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Exhibit 10.1

FIFTH AMENDMENT

TO

AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIFTH AMENDMENT (this “Fifth Amendment”) is entered into as of May 1, 2006, among: CHARTERMAC, a Delaware statutory trust (the “Parent”); CHARTER MAC CORPORATION, a Delaware corporation (the “Borrower”); and BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank) as the sole Lender and as Agent.

RECITALS

Reference is made to the following facts that constitute the background of this Fifth Amendment:

A.

The Borrower, the Parent, the Agent and the Lender entered into that certain Amended and Restated Credit Agreement, dated as of July 16, 2004 (the “Original Agreement”) (as previously amended by a First Amendment, dated as of July 15, 2005 (the “First Amendment”), a Second Amendment, dated as of October 31, 2005, (the “Second Amendment”), a Third Amendment, dated as of December 20, 2005 (the “Third Amendment”), and a Fourth Amendment, dated as of March 29, 2006 (the “Fourth Amendment”), as so amended, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Agreement, and terms defined herein that are not defined in the Agreement shall have the same meanings therein as herein as the context may require;

B.

The Borrower and the Parent have requested that the Agent and Lender agree to (i) provide the Borrower with an option to extend the Termination Date under the Agreement, and (ii) make available to the Borrower, in addition to the Term Loan (as defined below) under the Original Agreement, a revolving line of credit (the “Line of Credit”) in the maximum aggregate principal amount outstanding from time to time of $50,000,000; and

C.

The Agent and the Lender are willing to (i) provide an option to extend the Termination Date, and (ii) make available to the Borrower the Line of Credit, solely upon the terms and conditions set forth in this Fifth Amendment and in the Agreement as amended hereby.

NOW, THEREFORE, in consideration of the foregoing Recitals and of the representations, warranties, covenants and conditions set forth herein and in the Agreement, the Borrower, the Parent, the Agent and the Lender hereby agree as follows:

1.             Amendments to the Agreement. In compliance with Section 11.6 of the Agreement, the Borrower, the Parent, the Agent and the Lender agree as follows:

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1.1        The definition of LIBOR in Section 1.1 of the Agreement is hereby deleted and replaced by the following:

“LIBOR” means, for any Interest Period as applicable to any LIBOR Loan for the purposes of determining the applicable Adjusted LIBOR Rate, the rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) as of approximately 11:00 a.m. London time on the date that is two London Banking Days preceding the first day of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, however, if the rate described above does not appear on Reuters on any applicable interest determination date, LIBOR for such Interest Period shall be the rate determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for a LIBOR Loan cannot be determined.

1.2          The definition of “Loan” set forth in Section 1.1 of the Agreement is hereby deleted and replaced by the following:

“Loan” or “Loans” means, collectively (i) the “Term Loan” consisting of, and defined as, (a) any advances outstanding under the Senior Wachovia Loan as of the Agreement Date under the Original Agreement, (b) the loan made by the Lender to the Borrower pursuant to Section 2.1 of the Original Agreement, including the initial advance made pursuant to Section 2.1(a) of the Original Agreement, and, if made, the subsequent advances made pursuant to Sections 2.1(b) and 2.1(c) of the Original Agreement, and (ii) the Revolving Loans made by the Lender to the Borrower from time to time under the Line of Credit pursuant to Section 2.1A. The aggregate outstanding principal amount of the Loan shall not exceed $110,000,000, and the aggregate outstanding principal amount of Revolving Loans from time to time shall not exceed $50,000,000. The Term Loan is not a revolving loan and amounts thereof repaid may not be reborrowed.”

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1.3          The Definition of “Note” set forth in Section 1.1 of the Agreement is hereby deleted and replaced by the following:

“Notes” has the meaning given that term in Section 2.8(a).

1.4          Notwithstanding the fact that the Borrower exercised its Extension Option pursuant to the First Amendment, the definition of “Termination Date” set forth in Section 1.1 of the Agreement is hereby deleted and replaced by the following:

“Termination Date’ means June 30, 2006 unless accelerated pursuant to the terms hereof or extended pursuant to Section 5.1 of the Fifth Amendment.”

1.5          The definitions set forth in Section 1.1 of the Agreement are hereby amended by the addition of each of the capitalized terms defined in this Fifth Amendment, as well as by the following:

“Credit Limit” means $50,000,000.

“Lending Office” means the office of the Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement for any Assignee, or such other office of a Lender or such Assignee of which such party may notify the Borrower from time to time.

“Loan Account” means the account on the books of the Lender in which will be recorded all Revolving Loans made by the Lender under the Line of Credit hereunder, payment made on such Revolving Loans and other appropriate debits and credits as contemplated by this Agreement.

“London Banking Days” means any day on which dealings in dollar deposits are conducted by and among banks in the so-called London Euro-Dollar Market.

“Revolving Loan” or “Revolving Loans” means each Loan or any other credit accommodation made by the Lender under the Line of Credit from time to time.

“Term Loan” means such term as defined in the definition of “Loan.”

1.6          Article II of the Agreement is hereby amended by the addition of the following Section 2.1A:

“Section 2.1A	Revolving Loans.

(a)           Subject to the terms and conditions of this Agreement, the Lender shall make Revolving Loans to the Borrower under the Line of Credit from time to time during the period commencing on the date of the Fifth Amendment and ending on the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the terms of this Agreement, provided, however, that no borrowing hereunder shall be permitted to the extent that (a) such borrowing would cause the total

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outstanding principal amount of Revolving Loans to exceed the Credit Limit, or (b) a Default has occurred and is continuing or would otherwise be caused by such borrowing. All requests for Revolving Loans shall be in such form, and all Revolving Loans shall be made by the Lender to the Borrower within three Business Days of such requests, in such manner as the Lender may reasonable require from time to time.

(b)           In the event that such borrowing would cause the total outstanding principal amount of Revolving Loans to exceed the Credit Limit, the Borrower agrees that it shall be an Event of Default if at any time the debit balance of the Loan Account at such time shall exceed the Credit Limit unless the Borrower shall, within two (2) Business Days of notice of such excess from the Lender, pay cash to the Lender to be credited to the Loan Account in such amount as shall be necessary to eliminate such excess.

(c)           The Lender shall enter each Revolving Loan made to or for the benefit of the Borrower pursuant to this Agreement as debits in the Loan Account. The Lender shall also record in the Loan Account all payments made by the Borrower on account of the principal of the Revolving Loans and may also record therein, in accordance with customary accounting practices and the terms of this Agreement, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrower under this Agreement. The debit balance of the Loan Account shall reflect the amount of the Borrower’s outstanding Obligations from time to time by reason of the Revolving Loans and other appropriate charges and Obligations hereunder. At least ten days prior to the day any payment of principal or interest is due hereunder, the Lender will endeavor to render a statement of account showing as of its date all entries since the last statement of Loan Account which, absent manifest error, shall be presumed correct and accepted by the Borrower. “

1.7	Section 2.2 of the Agreement is hereby deleted and replaced by the following:

“Section 2.2. Rates and Payment of Interest on the Loan.

(a)           Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of the Loan for the period from and including the Effective Date to but excluding the date the Loan shall be paid in full, at the following per annum rates:

(i)             during such periods as the Loan or portion thereof is a Base Rate Loan, at the Base Rate (as in effect from time to time) for the Loan or such portion; and

(ii)            during such periods as such Loan or portion thereof is a LIBOR Loan, at the Adjusted LIBOR Rate plus 1.65% per annum for the Loan or such portion for the Interest Period therefor.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-

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Default Rate on the outstanding principal amount of the Loan and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest. Accrued interest on the Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan (even if Continued or Converted), on the last day of each Interest Period, (iii) with respect to the Term Loan upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), and (iv) on the Termination Date. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error. Accrued interest may, at the Borrower’s request, or upon notice from the Agent, be paid via an advance of a Revolving Loan in accordance with the terms of this Agreement, including, without limitation, the requirements that (y) the advance of a Revolving Loan for such interest shall not cause the aggregate outstanding principal amount of all Loans to exceed the Credit Limit, and (z) at any time the Borrower requests a Revolving Loan in order to pay such interest, and after giving effect to the making of such Revolving Loan, there has not occurred and is not continuing any Default.”

1.8	Section 2.3 of the Agreement is hereby deleted and replaced by the following:

“2.3 Number of Interest Periods. There may be no more than 8 different Interest Periods for LIBOR Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of “Interest Period” shall be deemed to be different Interest Periods, even if they are coterminous).

1.9	Section 2.4(b) of the Agreement is hereby deleted.

1.10	Section 2.5(a) of the Agreement is hereby deleted and replaced by the following:

“Section 2.5. Prepayments.

(a)          Optional Prepayment of Term Loans. Subject to Sections 3.4(b) and 4.4, the Borrower may prepay all or a portion of the Term Loan at any time. The Borrower shall give the Agent at least one Business Day's (three Business Days with respect to LIBOR Loans) prior written notice of the prepayment of any portion of the Term Loan. All optional prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Loan to the date of prepayment and compensation in accordance with Section 4.4. Amounts prepaid in respect of the Term Loan may not be reborrowed.”

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1.11        All references to the term “Loan” in Section 2.5(b) of the Agreement are hereby amended to be references to the term “Term Loan.”

1.12	Section 2.8(a) of the Agreement is hereby deleted and replaced by the following:

“Section 2.8. Notes.

(a)          Notes. The Loan shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit D to the Agreement and a promissory note of the Borrower substantially in the form of Exhibit G to the Fifth Amendment (each a “Note”), payable to the order of each Lender in a principal amount equal to such Lender’s Ratable Share of the Term Loan and Revolving Loan, respectively, and otherwise duly completed.”

1.13	Section 3.4(b) of the Agreement is hereby deleted and replaced by the following:

“(b)         Prepayments. Each voluntary prepayment of any portion of the Term Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (or, if less, the aggregate principal amount of the Term Loan then outstanding).”

1.14        The introductory phrases of the first sentence of Section 5.1 of the Agreement is hereby deleted and replaced by the following:

“Section 5.1. Term Loan Documents.

With respect to the Term Loan the Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent:”

1.15        Each of Sections 5.2 through 5.4 of the Agreement is hereby amended to apply solely to the Term Loan, and not to the Revolving Loans.

1.16       Article V of the Agreement is hereby amended by the addition of the following Sections 5.5 and 5.6:

“5.5        Revolving Loan Documents. The Obligation of the Lenders to make any Revolving Loan is subject to the following conditions precedent:

(a)         Documents. The Lender shall have received each of the following, in form and substance reasonably satisfactory to the Lender:

(i)          Counterparts of the Fifth Amendment, and the other Loan Documents, including, without limitation, those documents reflected on the Closing Checklist attached to the Fifth Amendment as Exhibit H, executed by each of the parties thereto;

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(ii)        Such other documents, agreements and instruments as the Lender may reasonably request.

5.6        Other Conditions Precedent Applicable To Revolving Loans. The obligations of the Lenders to make any Revolving Loans are also subject to the following conditions precedent:

(a)         No Default or Event of Default shall have occurred and be continuing as of the date of the making of any Revolving Loan or would exist immediately after giving effect thereto.

(b)        All warranties and representations made by or on behalf of any of the Parent, the Borrower and Holding Trust to the Lender pursuant to the Loan Documents shall be true and accurate in all material respects (except (i) for changes that are not singularly or in the aggregate materially adverse resulting from a transaction contemplated and permitted by this Agreement and to the other Loan Documents, and to changes occurring in the ordinary course of business that singularly or in the aggregate are not materially adverse, and (ii) that representations and warranties relating expressly to an earlier date are reaffirmed as of such date).

(c)         The Lender shall be satisfied that the Pledge and Security Agreements create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral in favor of the Lender, subject to no other Liens.

(d)	In the good faith judgment of the Lender:

(i)           There shall not have occurred or become known to the Agent any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent and its Subsidiaries (taken as a whole) delivered to the Agent prior to the date of the Fifth Amendment that has had or could reasonably be expected to result in a material adverse effect on the properties, assets, financial condition or business of the Parent and its Subsidiaries (taken as a whole);

(ii)          No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a material adverse effect on the properties, assets, financial condition or business of the Parent and its Subsidiaries (taken as a whole) or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or Holding Trust to fulfill its obligations under the Loan Documents to which it is a party;

(iii)         all Persons shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated by the Fifth Amendment without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Parent, the Borrower or Holding Trust is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a material

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adverse effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or Holding Trust to fulfill its obligations under the Loan Documents to which it is a party; and

(iv)         There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

(e)         The Borrower shall have paid the Lender such amounts as shall be due under the Fifth Amendment and shall have paid all amounts required to be paid hereunder.”

1.17	Section 6.6 of the Agreement is hereby deleted and replaced by the following:
“Section 6.6. Use of Proceeds.

(a)          The proceeds of the Term Loan shall be used to finance the Borrower’s obligations under (a) the Transaction Documents in accordance with the terms thereof, together with the costs and expenses of consummating the transactions contemplated thereby as approved by the Agent and set forth in Schedule 6.6 hereof, and (b) the CCLP Acquisition Letter of Intent and other CCLP Second Step Transactions Documents in accordance with the terms thereof.

(b)          The proceeds of the Revolving Loans shall be used to finance the Borrower’s working capital in order to facilitate the ongoing operations of the Borrower in the ordinary course of its business.”

1.18	Section 7.2 of the Agreement is hereby deleted and replaced by the following:

“Section 7.2 Maintenance of Location and Office.

The Parent, the Borrower, Holding Trust and CM Investor each will maintain (i) its jurisdiction of formation in Delaware and (ii) its chief executive office in New York, New York; or at such other jurisdiction or place in the united State of America as the Parent, the Borrower or Holding Trust shall designate upon not less than forty-five (45) days prior written notice to the Lender.”

1.19      The reference to Reimer & Braunstein LLP, including its address and other contact information, in Section 10.1 of the Agreement is hereby deleted and replaced by the following:

“Nutter McClennen & Fish, LLP
World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
Fax No. 617-310-9806
Attention: Philip R. Rosenblatt, Esq.”

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1.20	Section 11.12 of the Agreement is hereby deleted and replaced by the following:

“Section 11.12. GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. “

2.	Fees.

2.1   Commitment Fee. In consideration of the Lenders’ commitment to make Revolving Loans pursuant to Section 2.1A of the Agreement, as amended by this Fifth Amendment, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a commitment fee in the amount of $[12.5 bps per annum x the Credit Limit for the number of days during the period from the closing through 6/30/06], which fee shall be due and payable and fully earned and non-refundable, simultaneously with the execution and delivery of this Fifth Amendment.

2.2   Unused Facility Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a fee computed on the difference between the Credit Limit and the average daily debit balance of all outstanding Revolving Loans for the prior month, payable monthly in arrears on the first business day of each month, equal to 0.175% (17.5 basis points) per annum of such excess.

3.	Warranties, Representations, Covenants and Disclosures.

3.1   Warranties and Representations. The Borrower and the Parent hereby acknowledge that pursuant to this Fifth Amendment, each of them makes, jointly and severally with the other, all the representations and warranties as set forth in Article VI of the Agreement as of the date hereof (except (i) for changes that are not singly or in the aggregate materially adverse resulting from transactions contemplated and permitted by the Loan Agreement and the other Loan Documents, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and (ii) that representations and warranties relating expressly to an earlier date are reaffirmed as of such date).

3.2   Covenants. The Borrower and the Parent hereby acknowledge that pursuant to this Fifth Amendment, each of them makes, jointly and severally with the other, each covenant and agreement set forth in Articles VII and VIII of the Agreement.

3.3  Schedules. All of the Schedules pertaining to the Borrower or the Parent attached to the Agreement are hereby supplemented to include the information and disclosures pertaining to the Borrower or the Parent as set forth in the Disclosure Schedule attached to this Fifth Amendment.

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4.	Reaffirmations.

4.1          Reaffirmation of Guaranty and Pledge. The Parent hereby acknowledges the terms, provisions and intent of this Fifth Amendment and acknowledges and agrees that all of the provisions of (i) that certain Amended and Restated Guaranty, dated as of July 16, 2004, made by the Parent in favor and for the benefit of the Agent and the Lenders, and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of July 16, 2004, made by the Parent in favor and for the benefit of the Agent and the Lenders, shall continue to be its valid and binding obligations, enforceable in accordance with their terms, including without limitation, with respect to the Obligations of the Borrower relating to the Line of Credit and any other Obligations of the Borrower under the Agreement as contemplated in this Fifth Amendment.

4.2          Reaffirmation of Joinder and Pledge. Holding Trust hereby acknowledges the terms, provisions and intent of this Fifth Amendment and acknowledges and agrees that all of the provisions of (i) the Agreement, as amended by this Fifth Amendment, as such terms, provisions and intent are applicable to Holding Trust pursuant to that certain Joinder of CM Holding Trust dated as of July 16, 2004, made by Holding Trust in favor and for the benefit of the Agent and the Lenders, and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of July 16, 2004, made by Holding Trust in favor and for the benefit of the Agent and the Lenders, shall continue to be its valid and binding obligations, enforceable in accordance with their terms, including, without limitation, with respect to the Obligations of the Borrower relating to the Line of Credit and any other Obligations of the Borrower under the Agreement as contemplated in this Fifth Amendment.

5.	General.

5.1         Extension Option. The Borrower shall have one option (the “Extension Option”) to extend the Termination Date to September 29, 2006. Subject to the conditions set forth below, the Borrower may exercise the Extension Option by delivering a written notice to the Agent not less than fifteen (15) days prior to the Termination Date (a “Notice to Extend”), stating that the Borrower has elected to extend the Termination Date to September 29, 2006. The Borrower’s delivery of the Notice to Extend shall be irrevocable. The Borrower’s right to exercise the Extension Option shall be subject to the following terms and conditions: (i) no Default shall have occurred and be continuing either on the date the Borrower delivers the Notice to Extend to the Agent or on the date this Agreement otherwise would have terminated, (ii) simultaneously with the delivery of the Notice to Extend to the Agent, the Borrower shall have paid to the Agent, for the ratable benefit of the Lenders, an extension fee in an amount equal to 0.125% (12.5 basis points) per annum multiplied by the sum of the outstanding aggregate principal amount of the Term Loan as of the date of the Notice to Extend plus the Credit Limit for the 91 day period from July 1, 2006 through September 29, 2006, and (iii) the Parent shall be in compliance with the CharterMac Covenants. In the event that all of the terms and conditions to the Borrower’s right to exercise this Extension Option are met

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(including, without limitation, the timely delivery of the Notice to Extend), the Termination Date shall be extended to September 29, 2006.”

5.2         Ratification. Except as hereby amended, the Agreement and all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Fifth Amendment shall not be, and shall not be deemed to be, a waiver of any Default or of any covenant, term or provision of the Agreement or other Loan Documents.

5.3         Counterparts. This Fifth Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

5.4         Fifth Amendment as Loan Document. Each party hereto agrees and acknowledges that this Fifth Amendment constitutes a “Loan Document” under and as defined in the Agreement.

5.5         Governing Law. THIS FIFTH AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

5.6         Successors and Assigns. This Fifth Amendment shall be binding upon each of the Borrower, the Parent, Holding Trust, the Lender and the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Parent, Holding Trust, the Lender and the Agent.

5.7         Headings. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

5.8         No Course of Dealing. The Agent and the Lender have entered into this Fifth Amendment on the express understanding with the Borrower, the Parent and Holding Trust that in entering into this Fifth Amendment the Agent and the Lender are not establishing any course of dealing with the Borrower, the Parent or Holding Trust. The Agent’s and the Lender’s right to require strict performance with all of the terms and the conditions of Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Fifth Amendment. Neither the Agent nor the Lender shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Lenders may require the payment of fees in connection therewith.

[Remainder of page intentionally left blank; signatures appear on next page]

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IN WITNESS WHEREOF this Fifth Amendment has been duly executed and delivered as a sealed instrument as of the date first set forth above.

BORROWER:	CHARTER MAC CORPORATION

By:	/s/ Alan Hirmes
Alan P. Hirmes
Chief Operating Officer

PARENT:	CHARTERMAC

By:	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

AGENT AND LENDER:	BANK OF AMERICA, N.A.

By:	/s/ John P. Simon
John P. Simon
Senior Vice President

PARTY BY JOINDER:	CM HOLDING TRUST
	By:	/s/ Alan Hirmes
Alan P. Hirmes
Managing Trustee

S-1

Signature Page to Fifth Amendment to

Amended and Restated Credit Agreement

Schedules and Exhibits omitted.